UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Transaction with Re Capital

On April 15, 2015, SPI Solar Japan G.K., a wholly owned subsidiary of Solar Power, Inc. (the “Company”), entered into a GK interest sale and purchase agreement (the “Re Capital Agreement”) to acquire 100% of the interest in approximately 30 megawatts (MW) of solar PV projects in Japan from with Re Capital K.K., a subsidiary of China-based China Reinsurance (Group) Corporation, for an aggregate consideration of US$8,800,000, including (i) US$3,300,000 by cash and (ii) US$5,500,000 by equivalent value of shares of common stock of the Company (the “Shares”). The acquisition is subject to several customary closing conditions.

The foregoing summary of the terms and conditions of the Re Capital Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Transaction with ZBB Energy Corporation

On April 17, 2015, the Company and ZBB Energy Corporation, a Wisconsin corporation (the “Seller”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Seller will issue and sell to the Company for an aggregate purchase price of $33,390,000 a total of (i) 8,000,000 shares (the “Purchased Common Shares”) of the Seller’s common stock (the “Common Stock”) and (ii) 28,048 shares (the “Purchased Preferred Shares”) of the Seller’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The aggregate purchase price for the Purchased Common Shares was based on a purchase price per share of $0.6678 and the aggregate purchase price for the Purchased Preferred Shares was determined based on price of $0.6678 per common equivalent.

The Purchased Preferred Shares were sold for $1000 per share and are convertible at a conversion price of $0.6678, prepaid at closing the transaction; provided, that (A) the first one-fourth of the Purchased Preferred Shares only become convertible upon the completion of five MW worth of solar projects in accordance with the Supply Agreement (as defined below) (the “Projects”), (B) the second one-fourth (the “Series C-2 Preferred Stock”) only become convertible upon the completion of 15 MW worth of Projects, (C) the third one-fourth (the “Series C-3 Preferred Stock”) only become convertible upon the completion of 25 MW worth of Projects and (D) the last one-fourth only become convertible upon the completion of 40 MW worth of Projects. Upon any liquidation, dissolution or winding-up of the Seller, the Company, as holder of the Purchased Preferred Shares, shall be entitled to receive, prior and in preference to the holders of Common Stock, an amount per Purchased Preferred Share equal to the higher of the purchase price of such Purchased Preferred Share and the amount payable to the Company if it had converted such Purchased Preferred Share into Common Stock immediately prior to such liquidation, dissolution or winding-up. A copy of the form of certificate of designation of preferences, rights and limitations of the Series C Convertible Preferred Stock is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The closing of the Purchase Agreement is expected to take place following satisfaction of various closing conditions, including obtaining the approval of the Seller’s shareholders.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Seller. The Purchase Agreement contains certain termination rights and provides that upon the termination of the Purchase Agreement under specified circumstances, including a termination by the Seller to accept a superior proposal, the Seller will be required to pay the Company a cash termination fee of $600,000.

The foregoing descriptions of the Purchase Agreement and the securities to be issued in connection with the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report on Form 8-K.

The Purchase Agreement also contemplates that (i) the Company will be issued a warrant to purchase 50,000,000 shares of Common Stock for an aggregate purchase price of $36,729,000 and a per share exercise price equal to $0.7346 (the “Warrant”);(ii) the Company will be entering into a supply agreement with the Seller pursuant to which the Company will purchase and the Seller will sell certain products and services offered by the Seller from time to time, including certain energy management system solutions for solar projects (the “Supply Agreement”), and (iii) the Company will be entering into a governance agreement with the Seller (the “Governance Agreement) at the closing of the transactions contemplated by the Purchase Agreement, pursuant to which the Company is entitled to nominate one director to the Seller’s board of directors for so long as the Company holds at least 10,000 Purchased Preferred Shares or 25 million shares of Common Stock or Common Stock equivalents (the “Requisite Shares”). Additionally, for so long as the Company holds the Requisite Shares (1) following the time at which the Series C-2 Preferred Stock shall have become convertible in full, the Company shall be entitled to nominate a total of two directors to the Board and (2) following the time at which the Series C-3 Preferred Stock shall have become convertible in full, the Company shall be entitled to nominate a total of three directors.

The foregoing description of the Warrant, the Supply Agreement and the Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, Supply Agreement and Governance Agreement, copies of which are attached hereto as Exhibits 4.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Shares pursuant to the terms and conditions of the Re Capital Agreement discussed in Item 1.01. The proposed issuance of the Shares as aforementioned is exempt from registration upon reliance of Regulation S promulgated under the Securities Act of 1933, and amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

4.2	Form of Warrant

10.1	GK Interest Sale and Purchase Agreement by and between SPI Solar Japan G.K. and Re Capital K.K. dated April 15, 2015

10.2	Securities Purchase Agreement by and between ZBB Energy Corporation and Solar Power, Inc. dated April 17, 2015

10.3	Form of Supply Agreement

10.4	Form of Governance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: April 17, 2015	/s/ Amy Jing Liu
Name: Amy Jing Liu
Title: Chief Financial Officer

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